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                                                                  Execution Copy

                                 AMENDMENT NO. 1
                                       TO
                            ASSET PURCHASE AGREEMENT

            AMENDMENT NO. 1, dated as of April 22, 2004 (the "Amendment"), to the ASSET PURCHASE AGREEMENT, dated as of February 27, 2004 (the "Agreement"), among aaiPharma Inc., a Delaware corporation ("AAI"), aaiPharma LLC, a Delaware limited liability company, AAI Properties, Inc., a North Carolina corporation (together with AAI and aaiPharma LLC, "Sellers"), and Mayne Pharma (USA) Inc., a Delaware corporation ("Buyer").

            WHEREAS, Sellers and Buyer desire to amend the Agreement as set forth herein.

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

            1. Definitions. Terms not otherwise defined herein have the meaning assigned to them in the Agreement.

            2. Amendment of Article IV. Article IV of the Agreement is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE IV

                           PURCHASE PRICE AND PAYMENT

                  Section 4.01 Purchase Price. As consideration for the Purchased Assets, Buyer shall:

                  (a) pay to AAI the sum of $89,170,000 (the "Base Purchase Price") at the Closing, by wire transfer of immediately available funds to accounts in the name of such Sellers and/or such Persons having a contractual relationship with any Seller as Sellers shall designate at least one Business Day prior to the Closing; and

                  (b) pay to AAI Properties, if and only if the FDA approves supplement S-052 to NDA 8-809, the sum of $5,000,000, either at the Closing (if and only if the FDA has granted such approval prior to the Closing Date) or on the fifth Business Day following the date of such approval (if the FDA has not granted such approval prior to the Closing
      Date), by wire transfer of immediately available funds to an account that AAI Properties shall designate at least one Business Day prior to the Closing or such fifth Business Day, as the case may be; and

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                  (c)   pay to AAI, not later than the fifth Business Day (the
      "Third Payment Date") following June 30, 2004 (the "Third Trigger Date"), by wire transfer of immediately available funds to an account that Sellers shall designate not fewer than two Business Days prior to the Third Payment Date, an amount in cash (the "Third Payment") equal to the greater of (i) zero and (ii) the sum of (A) $5,830,000 (the "Third Base Amount"), plus (B) any amounts required to be paid by Buyer on or prior to the Third Trigger Date pursuant to Sections 8.15, 8.18, 8.19(b) and 8.22 (the "Payment Provisions") that were not so paid to Sellers (the "Third Buyer Payables"), minus (C) any amounts required to be paid by Sellers on or prior to the Third Trigger Date pursuant to the Payment Provisions that were not so paid to Buyer (the "Third Seller Payables"); and

                  (d) pay to AAI, not later than the fifth Business Day (the "Fourth Payment Date") following October 31, 2004 (the "Fourth Trigger Date"), by wire transfer of immediately available funds to an account that Sellers shall designate not fewer than two Business Days prior to the Fourth Payment Date, an amount in cash (the "Fourth Payment") equal to the greater of (i) zero and (ii) the sum of (A) $5,000,000 (the "Fourth Base Amount"), plus (B) any amounts required to be paid by Buyer on or prior to the Fourth Trigger Date pursuant to the Payment Provisions that were not so paid to Sellers and were not included in the Third Buyer Payables (the "Fourth Buyer Payables"), minus (C) any amounts required to be paid by Sellers on or prior to the Fourth Trigger Date pursuant to the Payment Provisions that were not so paid to Buyer and were not included in the Third Seller Payables (the "Fourth Seller Payables"), minus (D) the amount, if any (the "Catchup Amount"), by which the Third Seller Payables exceeded the sum of the Third Base Amount and the Third Buyer Payables; and

                  (e)   assume the Assumed Liabilities at the Closing.

                  Section 4.02 Certain Agreements. No provision of this Article IV shall be construed to limit the Parties' rights or obligations under
      Article VIII or Article XI (including but not limited to the Parties obligations promptly to pay amounts due under the Agreement, as and when such amounts are due); provided that:

                  (a) Following the Fourth Trigger Date, Buyer shall not be entitled to recover from Seller any amounts included in the Third Seller Payables or the Fourth Seller Payables unless, and only in an aggregate amount which does not exceed, the amount by which the sum of the Fourth Seller Payables and the Catchup Amount exceeded the sum of the Fourth Base Amount and the Fourth Buyer Payables.

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                  (b)   Following the Third Trigger Date, Sellers shall not be
      entitled to recover from Buyer any amounts included in the Third Buyer Payables unless the Third Payment exceeds zero and Buyer fails timely to make such payment. Following the Fourth Trigger Date, Sellers shall not be entitled to recover from Buyer any amounts included in the Fourth Buyer Payables unless the Fourth Payment exceeds zero and Buyer fails timely to make such payment.

            3. Amendment to Section 5.02(c)(i). (a) The first sentence of
Section 5.02(c)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

      Beginning within three Business Days following the Closing, Sellers shall cause Cardinal Health 105, Inc. (f/k/a CORD Logistics, Inc.) to deliver the Inventory, free of all Encumbrances other than the Permitted Encumbrances, to UPS, as receiving agent on behalf of Buyer, at UPS' facility in Fort Worth, Texas, and shall comply, and shall cause Sellers' employees and agents to comply with the provisions and protocols set forth in that certain document entitled "Inventory Delivery Protocols" delivered by Buyer to Sellers on or about April 22, 2004.

            (b) The Inventory Delivery Protocols referred to in Section 5.02(c)(i), as so amended, are set forth in Exhibit 1 to this Amendment.

            4. Amendment to Section 5.02(c)(ii). (a) The first sentence of
Section 5.02(c)(ii) is hereby deleted and replaced by the following sentence:

      At the Closing, Sellers shall deliver to Buyer a duly executed copy of that certain letter from Sellers to Chase-Logeman Corporation in the form delivered by Buyer to Sellers on or about April 22, 2004.

            (b) The form of letter referred to in Section 5.02(c)(ii), as so amended, is set forth in Exhibit 2 to this Amendment.

            5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

            6. Consent to Jurisdiction and Forum Selection. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AMENDMENT SHALL BE INITIATED AND TRIED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE. THE AFOREMENTIONED CHOICE OF VENUE IS INTENDED BY THE PARTIES TO BE MANDATORY AND NOT PERMISSIVE IN NATURE, THEREBY PRECLUDING THE POSSIBILITY OF

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LITIGATION BETWEEN THE PARTIES WITH RESPECT TO OR ARISING OUT OF THIS AMENDMENT
IN ANY JURISDICTION OTHER THAN THAT SPECIFIED IN THIS SECTION. EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR SIMILAR DOCTRINE OR TO OBJECT TO VENUE WITH RESPECT TO ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THIS SECTION, AND STIPULATES THAT THE LOCAL AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE SHALL HAVE PERSONAL JURISDICTION AND VENUE OVER EACH OF THEM FOR PURPOSES OF LITIGATING ANY DISPUTE, CONTROVERSY OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT. EACH PARTY HEREBY AUTHORIZES AND AGREES TO ACCEPT SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST IT AS CONTEMPLATED BY THIS SECTION BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID TO ITS ADDRESS FOR THE GIVING OF NOTICES AS SET FORTH IN THIS AMENDMENT. ANY FINAL JUDGMENT RECEIVED AGAINST A PARTY IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AS TO THE SUBJECT OF SUCH FINAL JUDGMENT AND MAY BE ENFORCED IN OTHER JURISDICTIONS IN ANY MANNER PROVIDED BY LAW.

            7. Counterparts. This Amendment may be executed in counterparts of like form, each of which, when executed, shall be deemed together an original and all of which taken together shall constitute one and the same instrument.

            8. No Other Amendments. Except as expressly amended hereby, the provisions of the Agreement are and shall remain in full force and effect.

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      IN WITNESS WHEREOF, this First Amendment has been executed by the Parties hereto all as of the date first above written.

                                            "SELLERS"

                                            aaiPHARMA INC.

                                            By:/s/ Frederick D. Sancilio
                                               -------------------------------
                                               Name:  Frederick D. Sancilio
                                               Title: President & CEO

                                            aaiPHARMA LLC

                                            By:/s/ Frederick D. Sancilio
                                               -------------------------------
                                               Name:  Frederick D. Sancilio
                                               Title: President & CEO

                                            AAI PROPERTIES, INC.

                                            By:/s/ Gregory S. Bentley
                                               -------------------------------
                                               Name:  Gregory S. Bentley
                                               Title: Vice President

                                            "BUYER"

                                            MAYNE PHARMA (USA) INC.

                                            By:/s/ Stuart Hinchen
                                               -------------------------------
                                               Name:  Stuart Hinchen
                                               Title: President - Americas

                      [Signature Page for First Amendment]